                                                                       EXHIBIT 3

                             INVESTMENT AGREEMENT
                             --------------------

     INVESTMENT AGREEMENT dated as of April 28, 2000, (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among Transmedia Network Inc., a Delaware corporation (the "Company"), Minotaur Partners II, L.P., an Illinois limited partnership ("MP II"), ValueVision International Inc., a Minnesota corporation ("ValueVision"), Dominic Mangone ("Mangone") and Raymond Bank ("Bank")(each of the foregoing parties, other than the Company, individually an "Investor" and collectively the "Investors").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, pursuant to that certain Stock Purchase and Sale Agreement, dated as of April 28, 2000 (the "Purchase Agreement"), among the Company and the Investors, the Company (a) upon the First Closing (as defined in the Purchase Agreement), issued and sold to the Investors an aggregate of 904,303 newly issued shares (collectively, the "First Tranche Shares") of the Company's Common Stock, par value $.02 per share ("Common Stock"), and warrants (collectively, the "First Tranche Warrants") to purchase an additional 1,808,606 shares (collectively, the "First Tranche Warrant Shares") of Common Stock and (b) will, upon the Second Closing (as defined in the Purchase Agreement), issue and sell to the Investors an aggregate of 629,944 newly issued shares (collectively, the "Second Tranche Shares" and, together with the "First Tranche Shares", the "Shares") of Common Stock and warrants (collectively, the "Second Tranche Warrants" and, together with the First Tranche Warrants, the "Warrants") to purchase an additional 1,259,888 shares (collectively, the "Second Tranche Warrant Shares" and, together with the First Tranche Warrant Shares, the "Warrant Shares") of Common Stock;

     WHEREAS, the Company, the Investors and Samstock have entered into a Co-Sale and Voting Agreement, dated as of April 28, 2000 (the "Co-Sale and Voting Agreement"); and

     WHEREAS, the Company and each of the Investors are entering into this Agreement, with the approval of at least a majority of Disinterested Directors (as defined herein), to establish certain arrangements with respect to the relationships between them.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following terms shall have the following meanings:

     1.1 The terms "beneficial ownership," "person" and "group" shall have the respective meanings ascribed to such terms pursuant to Regulation 13D-G adopted by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof. The term "affiliate" shall have the meaning ascribed to such term pursuant to Rule 12b-2 under the Exchange Act, as in effect on the date hereof.

     1.2 The "Combined Voting Power" at any measurement date shall mean the total number of votes which could have been cast in an election of directors of the Company had a meeting of the stockholders of the Company been duly held based upon a record date as of the measurement date if all Company Voting Securities then outstanding, including for such purpose all Warrant Shares issuable upon the exercise of Warrants then held by any Investor, and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

     1.3 "Company Voting Securities" shall mean, collectively, Common Stock, Series A Preferred Stock, any other preferred stock of the Company that is entitled to vote generally for the election of directors, any other class or series of Company securities that is entitled to vote generally for the election of directors and any other securities, warrants, options or rights of any nature (whether or not issued by the Company) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of, Common Stock, Series A Preferred Stock, any other Company preferred stock that is entitled to vote generally for the election of directors, or any other class or series of Company securities that is entitled to vote generally for the election of directors.

     1.4 "Disinterested Director" means Independent Directors who are "disinterested directors" as that term is used in Section 144 of the Delaware General Corporate Law.

     1.5 "Effective Date" means the Second Closing Date, as defined in the Purchase Agreement.

     1.6 "Independent Director" means directors of the Company who (i) are not current or former employees or officers of the Company, (ii) are not serving as designees of MP II pursuant to Article IV hereof, (iii) are not 5% or greater stockholders of the Company, and (iv) have no financial interest in and are not otherwise associated with any of the Investors, the Company, any subsidiary of the Company or any of their respective affiliates, excluding, however, any equity interest of not more than 2% of any publicly-held entity. The term "associated" means having a business, financial or familial relationship that might reasonably be expected to affect the individual's judgment with respect to matters in which the Investors might be interested.

     1.7 The "Maximum Permitted Voting Power" at any measurement date shall mean the Combined Voting Power as of such measurement date of all Company Voting Securities, regardless of the holder thereof, represented by the outstanding Shares then held or the Warrant Shares issuable upon the exercise of then outstanding Warrants; provided, however, that, (i) as of and following the Effective Date, the Maximum Permitted Voting Power shall include the Combined Voting Power of all Company Voting Securities, regardless of the holder thereof, represented by the Shares and Warrant Shares issuable upon the exercise of the Warrants issued to the Investors on the Second Closing Date, as defined in the Purchase Agreement, and (ii) in the event that the Company issues any Company Voting Securities after the date hereof, the Maximum Permitted Voting Power shall be (a) adjusted so that the percentage of the Combined Voting Power represented by the Maximum Permitted Voting Power shall not be reduced and (b) increased in the case of the issuance to any Minotaur Investor by the Company of any Company Voting Securities.

     1.8  "Minotaur Investors" means (i) MP II, (ii) ValueVision, (iii) Mangone,
(iv) Bank, (v) any partner or member of MP II, (vi) any affiliate of MP II, ValueVision, Mangone or Bank, (vii) any affiliate of any partner or member of MP II under control of, or common control with, any such partner or member, (viii) any family members of Mangone or Bank, (ix) any trusts established for the benefit of any family members of Mangone or Bank and (x) any corporations, partnerships, limited liability companies or other legal entities that are the affiliates of any of the foregoing, collectively; provided, however, that publicly held entities that might fall within this definition (a "Public Minotaur Affiliate") shall not be treated as affiliates of any Minotaur Investor hereunder unless any Minotaur Investor or any of its affiliates took any action, directly or indirectly, to suggest, encourage or assist such entity in taking the relevant action to be attributed to the Minotaur Investors hereunder. For purposes of the preceding sentence and the similar clause appearing in the second sentence of Section 3.1, the failure of any Minotaur Investor or any of its affiliates, upon learning of a Public Minotaur Affiliate's action, to request that such Public Minotaur Affiliate refrain from taking such action because of the provisions of this Agreement will be deemed to constitute "encouraging or assisting" in such action.

     1.9 "Samstock" means Samstock, L.L.C., a Delaware limited liability company.

     1.10 "Series A Preferred Stock" means the Series A Senior Convertible Redeemable Preferred Stock, par value $.10 per share, of the Company.

     1.11 "Standstill Provisions" means collectively Article III hereof in its entirety and Section 4.5 in its entirety.

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     2.1 Each of MP II, ValueVision, Mangone and Bank severally, but not jointly, represent and warrant to the Company with respect to itself or himself as follows:

     (a) MP II is a limited partnership duly organized, validly existing and in good standing under the laws of Illinois. ValueVision is a corporation duly organized, validly existing and in good standing under the laws of Minnesota. Each of MP II, ValueVision, Mangone and Bank, as applicable, has the requisite power and authority to enter into this Agreement and perform its or his obligations hereunder.

     (b) This Agreement has been duly authorized, executed and delivered by each of MP II, ValueVision, Mangone and Bank and constitutes the legal, valid and binding agreement of each of MP II, ValueVision, Mangone and Bank, enforceable against each of them in accordance with the terms hereof.

     (c) Neither the execution and delivery of this Agreement nor the performance by MP

II, ValueVision, Mangone or Bank of its or his obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any law, rule, regulation, judgment, order or decree of any court, arbitrator or governmental agency or instrumentality, or any agreement or instrument to which MP II, ValueVision, Mangone, Bank or their respective properties are bound or by which they are affected, or any organizational documents of MP II or ValueVision.

     (d)  Except as set forth on Schedule 2.1(d) hereto, as of the date hereof,
                                 ---------------
no shares of Common Stock (other than the Shares and the Warrant Shares) were beneficially owned by MP II, ValueVision, Mangone or Bank.

     2.2  The Company represents and warrants to the Investors as follows:

     (a) The Company is a validly existing corporation under the laws of the jurisdiction of its organization and has the corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     (b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof.

     (c) Neither the execution and delivery of this Agreement nor the performance of its obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any law, rule, regulation, judgment, order or decree of any court, arbitrator or governmental agency or instrumentality, or any agreement or instrument to which the Company is bound or by which it is affected or any charter documents of the Company.

     (d) The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by the Board of Directors of the Company (the "Board") and have been approved by a majority of the Disinterested Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company.

                                  ARTICLE III
                             STANDSTILL AGREEMENT
                             --------------------

     3.1  Acquisition of Company Voting Securities.  Except as the same may be
          ----------------------------------------
approved by a majority of the Disinterested Directors in a specific resolution to that effect adopted prior to the taking of such action, from and after the Effective Date and prior to the fifth anniversary of the Effective Date, no Minotaur Investor shall, directly or indirectly, acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any Company Voting Securities, by purchase or otherwise, or take any action in furtherance thereof, if the effect of such acquisition, agreement or other action would be (either immediately or upon consummation of any such acquisition, agreement or other action, or expiration of any period of time provided in any such acquisition, agreement or other action) to increase the aggregate beneficial ownership of Company Voting Securities by the Minotaur Investors to such number of

Company Voting Securities that represents or possesses greater than the Maximum Permitted Voting Power. Notwithstanding the foregoing maximum limitations, no Minotaur Investor shall be obligated to dispose of any Company Voting Securities beneficially owned in violation of such maximum limitations if, and solely to the extent that, its beneficial ownership is or will be increased solely as a result of (1) a repurchase of any Company Voting Securities by the Company or any of its subsidiaries if such repurchase was approved by a majority of the Disinterested Directors or (2) the purchase by any Public Minotaur Affiliate not otherwise considered a Minotaur Investor in accordance with Section 1.8 hereof unless any Minotaur Investor took any action, directly or indirectly, to suggest, encourage or assist in such purchase. For purposes of calculating the maximum limitations, all Company Voting Securities that are the subject of an agreement, arrangement or understanding pursuant to which any Minotaur Investor has the right to obtain beneficial ownership of such securities in the future (including the Warrant Shares to the extent the Warrants have not been exercised or has not expired) shall also be deemed to be outstanding and beneficially owned by the Minotaur Investors or the applicable member thereof.

     3.2  Proxy Solicitations, etc.  Prior to the fifth anniversary of the
          ------------------------
Effective Date, no Minotaur Investor shall solicit proxies, assist any other person in any way, directly or indirectly, in the solicitation of proxies, become a "participant" in a "solicitation" or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act) in opposition to the recommendation of a majority of the Disinterested Directors, submit any proposal for the vote of stockholders of the Company, in each case (a) without the prior approval of the majority of the Disinterested Directors or (b) other than with respect to Company Voting Securities (i) held by any Minotaur Investor or (ii) subject to the Co-Sale and Voting Agreement.

     3.3  No Voting Trusts, Pooling Agreements, or Formation of "Groups".
          --------------------------------------------------------------
Except as the same may be approved by a majority of the Disinterested Directors in a specific resolution to that effect adopted prior to the taking of such action, prior to the fifth anniversary of the Effective Date, no Minotaur Investor shall (a) form, join or in any other way participate in a partnership, pooling agreement, syndicate, voting trust or other "group" with respect to Company Voting Securities other than (i) the Minotaur Investors or (ii) with any Company stockholders who are parties to the Co-Sale and Voting Agreement as of the date hereof or hereafter become parties to the Co-Sale and Voting Agreement in each case in accordance with the terms thereof as a result of a sale, assignment or other transfer of Company Voting Securities that are subject to the Co-Sale and Voting Agreement ("Other Covered Stockholders"); or (b) enter into any agreement or arrangement or otherwise act in concert with any other person other than a Minotaur Investor (provided such Minotaur Investor is itself bound by the terms of this Agreement), or a holder of any interest in any entity included within the Minotaur Investors, for the purpose of acquiring, holding, voting or disposing of Company Voting Securities, other than with any Other Covered Stockholders.

     3.4  No Solicitation of Bidders.  Prior to the fifth anniversary of the
          --------------------------
Effective Date, except as set forth in the Co-Sale and Voting Agreement, no Minotaur Investor shall directly or indirectly assist, encourage or induce any person to bid for or acquire outstanding Company

Voting Securities (other than any Company Voting Securities held by the Minotaur Investors) in any transaction or series of related transactions, unless the consummation of such transaction or series of related transactions requires approval of a majority of the Board of Directors. Prior to disclosing any confidential non-public information concerning the Company to such person, such person shall have executed and delivered to the Minotaur Investors a confidentiality and standstill agreement in the form attached hereto as Exhibit
                                                                        -------
A. Promptly upon the Minotaur Investors entering into any written agreement or
-
arrangement with such person concerning a transaction covered by this Section
3.4 (including such aforementioned confidentiality and standstill agreement), the Minotaur Investors shall notify the Company's Board of Directors and provide the Company's Board of Directors with copies of the same; provided, however,
                                                          --------  -------
that the mere sale of Company Voting Securities by any Minotaur Investor shall not constitute assisting, encouraging or inducing within the meaning of this
Section 3.4.

     3.5  Non-Circumvention.  Except as the same may be approved by a majority
          -----------------
of the Disinterested Directors in a specific resolution to that effect adopted prior to the taking of such action, prior to the fifth anniversary of the Effective Date, no Minotaur Investor shall take any action, alone or in concert with any other person to circumvent the limitations of the provisions of Article III of this Agreement. Without limiting the generality of the foregoing, without such approval no Minotaur Investor shall (i) present to the Company or to any third party any proposal that can reasonably be expected to result in any increase beyond the Maximum Permitted Voting Power of Company Voting Securities beneficially owned in the aggregate by the Minotaur Investors, (ii) publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions that would result in any increase beyond the Maximum Permitted Voting Power of Company Voting Securities beneficially owned in the aggregate by the Minotaur Investors, or (iii) initiate, request, induce or attempt to induce or give encouragement to any other person to initiate any proposal that can reasonably be expected to result in any increase beyond the Maximum Permitted Voting Power of Company Voting Securities beneficially owned in the aggregate by the Minotaur Investors.

                                  ARTICLE IV
               VOTING OF COMPANY SECURITIES AND RELATED MATTERS
               ------------------------------------------------

     4.1 Each Minotaur Investor that is a holder of record of Company Voting Securities shall be present, and each Minotaur Investor that is a beneficial owner of Company Voting Securities shall cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of the Company so that all Company Voting Securities owned of record or beneficially by the Minotaur Investors may be counted for the purpose of determining the presence of a quorum at such meetings.

     4.2 So long as MP II is entitled to designate a director in accordance with the provisions of this Article IV, except to the extent otherwise provided herein, the Company shall take all necessary or appropriate action to assist in the nomination and election as director of that individual specified in this
Article IV designated by MP II to be elected as a director of the Company. The Company hereby agrees and acknowledges that William A. Lederer is reasonably acceptable to the Independent Directors as a director of the Company.

     4.3 For purposes of this Agreement, the director "designated by MP II" shall include any director designated by MP II as anticipated by this Article IV, or any other director of the Company (other than the Company's chief executive officer) affiliated or associated with any Minotaur Investor.

     4.4 Pursuant to Section 4.2 hereof, so long as the Investors beneficially own at least 5% of the Combined Voting Power of all Company Voting Securities (as so calculated), MP II shall have the right to designate one director of the Company, provided such designee is reasonably acceptable to the Independent Directors at the time of his or her designation (it being hereby acknowledged and agreed by the Company that William A. Lederer will be acceptable to the Company at the time of designation); provided, however, that at any time when
                                     --------  -------
the Investors shall no longer beneficially own at least 5% of the Combined Voting Power of all Company Voting Securities (as so calculated), MP II shall not have the right to designate any directors of the Company under this Section 4.4, MP II's rights under this Section 4.4 shall terminate, MP II shall cause its designee under this Section 4.4 to resign forthwith such that no designee of MP II under this Section 4.4 remains on the Board of Directors of the Company and all of the covenants under Article IV of this Agreement pertaining to MP II's designee under Section 4.4 shall lapse and no longer be of any force or effect. In addition, all of the covenants under Article III of this Agreement shall lapse and no longer be of any force or effect if for any reason the director designee who is designated by MP II pursuant to the rights granted by this Article IV, and is reasonably acceptable to the Independent Directors at the time of his or her designation in accordance with Sections 4.2 and/or 4.4,
(i) shall not be nominated for election as a director of the Company with the unanimous recommendation of all of the directors of the Company (other than any director designated by MP II pursuant to this Article IV) at the next election of directors of the Company following MP II's designation or (ii) shall not be elected to serve as a director of the Company by the Company's stockholders.

     4.5 Except as expressly set forth above or in Section 3.5(a) of the Co-Sale and Voting Agreement, the Investors shall vote all Company Voting Securities owned of record by the Investors and shall cause all Company Voting Securities owned beneficially by the Investors to be voted with respect to the election or removal of directors of Company in accordance with the recommendations of a majority of the Disinterested Directors; provided, however,
                                                              --------  -------
that notwithstanding the foregoing, the Investors may at all times vote their Company Voting Securities for the election or retention of any director designated by MP II in accordance with this Article IV.

                                   ARTICLE V
                              REGISTRATION RIGHTS
                              -------------------

     5.1  Definitions.  For purposes of this Article V:
          -----------

     (a) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Act").

     (b) The term "Registrable Securities" means shares of Common Stock, including the Warrant Shares, from time to time, held by any Minotaur Investor.

     (c) The term "Holder" means (i) the Investors and (ii) any Permitted Assignee who is a party hereto or who executes and delivers to the Company a joinder agreement, agreeing to be legally bound by this Article V.

     (d) The term "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Act.

     (e) The term "Shelf Registration Statement" means a registration statement intended to effect a shelf registration in connection with a Rule 415 Offering.

     5.2  Shelf Registration.
          ------------------

     (a)  Shares and Warrant Shares.  As soon as practicable after the Effective
          -------------------------
Date, but in any event no later than ninety (90) days after the Effective Date, the Company shall prepare and file with the SEC a Shelf Registration Statement (which shall include pledgees of any selling stockholder under the caption "plan of distribution" contained in such Shelf Registration Statement) with respect to all Shares and Warrant Shares and use its reasonable efforts to cause such Shelf Registration Statement to become effective and keep such registration statement effective until such time as all Shares and Warrant Shares have been sold or disposed of thereunder or sold, transferred or otherwise disposed of (other than pursuant to a pledge of such Registrable Securities) to a person that is not a Holder or, with respect to any Warrant Shares for which the Warrant has not been exercised prior to its expiration, until such time as the Warrant has expired. Notwithstanding the foregoing, if the Company shall furnish to the Investors a certificate stating that, in the good faith judgment of a majority of the Disinterested Directors, it would be materially detrimental to the Company for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after the Effective Date.

     (b)  Schedule 13D Statement.  Each of MP II, ValueVision, Mangone and Bank
          ----------------------
covenant and agree that they will, and that they shall cause each Minotaur Affiliate which shall at any time hold Shares and/or Warrant Shares subject to
Section 5.2(a) hereof to, include in any Schedule 13D filed by or on behalf of such Holder a statement to the effect that such Shelf Registration Statement was put in effect for the sole purpose of facilitating such Holder's ability to margin its stock and does not represent any present intention on behalf of the Holder to dispose of any Shares or Warrant Shares covered thereby.

     5.3  Additional Obligations of the Company.  Whenever the Company has filed
          -------------------------------------
a Shelf Registration Statement under this Article V, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC such amendments and supplements to such Shelf

Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered thereby.

     (b) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities covered by such Shelf Registration Statement owned by them.

     (c) Use its best efforts to register and qualify the securities covered by such Shelf Registration Statement under such other securities or Blue Sky laws of such states or other jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not so subject.

     (d) Notify each Holder of Registrable Securities covered by such Shelf Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and then use its best efforts to promptly correct such statement or omission. Notwithstanding the foregoing and anything to the contrary set forth in this
Section 5.3, each Holder acknowledges that the Company shall have the right to suspend the use of the prospectus forming a part of a Shelf Registration Statement if such offering would interfere with a pending corporate transaction or for other reasons until such time as an amendment to the Shelf Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Holder hereby covenants that it will (a) keep any such notice strictly confidential, and (b) not sell any shares of Common Stock pursuant to such prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of such prospectus and ending at the time the Company gives the Holder notice that it may thereafter effect sales pursuant to such prospectus. The Company shall only be able to suspend the use of such prospectus for periods aggregating no more than 90 days in respect of any registration.

     5.4  Furnish Information.  It shall be a condition precedent to the
          -------------------
obligations of the Company to take any action pursuant to this Article V with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities and as may be required from time to time to keep such registration current.

     5.5  Expenses of Shelf Registration.  All expenses incurred by or on behalf
          ------------------------------
of the Company in connection with registrations, filings or qualifications pursuant to Section 5.2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. In no event shall the Company be obligated to bear any underwriting discounts or commissions or brokerage fees or commissions relating to Registrable Securities or the fees and expenses of counsel to the selling Holders.

     5.6  Indemnification.  In the event any Registrable Securities are included
          ---------------
in a Shelf Registration Statement under this Article V:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the affiliates of such Holder, and their respective directors, officers, general and limited partners, agents and representatives (and the directors, officers, affiliates and controlling persons thereof), and each other person, if any, who controls such Holder within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such statement is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such omission is not corrected in the final prospectus), or (iii) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, affiliate or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained
                     --------  -------
in this Section 5.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities

(or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.6(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained
                     --------  -------
in this Section 5.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 5.6(b) exceed
--------
the gross proceeds from the offering received by such Holder.

     (c) Promptly after receipt by an indemnified party under this Section 5.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.6 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.6. The indemnified party shall have the right, but not the obligation, to participate in the defense of any action referred to above through counsel of its own choosing and shall have the right, but not the obligation, to assert any and all separate defenses, cross claims or counterclaims which it may have, and the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in advance by the indemnifying party,
(ii) there is a conflict of interest that prevents counsel for the indemnifying party from adequately representing the interests of the indemnified party or there are defenses available to the indemnified party that are different from, or additional to, the defenses that are available to the indemnifying party,
(iii) the indemnifying party does not employ counsel that is reasonably satisfactory to the indemnified party within a reasonable period of time, or
(iv) the indemnifying party fails to assume the defense or does not reasonably contest such action in good faith, in which case, if the indemnified party notifies the indemnifying party that it elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however,
                                                           --------  -------
that, the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one firm acting as local counsel) for all indemnified parties.

     (d) The obligations of the Company and the holders under this Section 5.6 shall survive the completion of any offering of Registrable Securities in a Shelf Registration Statement under this Article V.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement (if any) entered into in connection with any underwritten public offering of the Registrable Securities are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

     5.7  Reports Under the Exchange Act.  With a view to making available to
          ------------------------------
the holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required under the Act and the Exchange Act; and

     (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, or as to whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information (and the Company shall take such action) as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     5.8  No Assignment of Registration Rights.  The rights to cause the Company
          ------------------------------------
to register Registrable Securities pursuant to this Article V may only be assigned by a Holder to a transferee or assignee of any Registrable Securities if (i) such transferee or assignee is a Minotaur Contracting Party (as defined in Section 7.4 herein) and (ii) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

     5.9  Waiver Procedures.  The observance by the Company of any provision of
          -----------------
this Article V may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Holders of a majority of the Registrable Securities, and any waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities.

     5.10 "Market Stand-off" Agreement.  Any Holder of Registrable Securities,
          ----------------------------
if requested by an underwriter of any registered public offering of Company securities being sold in a firm commitment underwriting, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other Company Voting Securities) held by such Holder other than shares of Registrable Securities included in the registration during the seven days prior to, and during a period of up to 180 days following, the effective date of the registration statement. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

     5.11 Listing of Shares.  The Company shall use its commercially reasonable
          -----------------
efforts to cause (i) the Shares and (ii) upon exercise of the Warrant, the Warrant Shares, to be listed on the New York Stock Exchange as soon as practicable.

                                  ARTICLE VI
                                CONFIDENTIALITY
                                ---------------

6.1  Confidential Material.
     ---------------------

     (a)  Definitions.  For purposes of this Section 6.1:
          -----------

          (i) The term "Confidential Material" means all information, whether oral, written or otherwise (including any information furnished prior to the execution of this Agreement), furnished by the Company to any Minotaur Investor or any of the Representatives (as defined below), and all notes, reports, analyses, compilations, studies and other materials prepared by the Minotaur Investors or any of the Representatives (in whatever form maintained, whether documentary, computer storage or otherwise) containing or based upon, in whole or in part, any such information, and the fact that such information has been delivered to the Minotaur Investors or any of their Representatives. The term "Confidential Material" does not include information which is or becomes generally available to the public other than as a result of a disclosure by any Minotaur Investor or any of the Representatives or becomes available to any Minotaur Investor or any of the Representatives on a non-confidential basis from any source that is not known by such Minotaur Investor or such Representative to be bound by an obligation of confidentiality to the Company.

          (ii) The term "Representatives" shall mean any and all employees, agents, financial advisors, partners, affiliates or other representatives of any Minotaur Investor.

     (b) Each Minotaur Investor and each of the Representatives will preserve the confidentiality of the Confidential Material and will not disclose any of the Confidential Material in any manner whatsoever; provided, however, that (i)
                                                    --------  -------
the Minotaur Investors may make any disclosure of such information to which the Company gives its prior consent, (ii) any of such information may be disclosed to the Representatives who need to know such information, and who are informed of the confidential nature of the Confidential Material and of the terms of this
Section 6.1 and who agree to keep such information confidential, (iii) any Minotaur Investor may make any disclosure of such information in connection with any activity which such Minotaur Investor reasonably believes to be in the best interests of the Company and not prohibited by this Agreement, provided the recipient of such information is informed of the confidential nature of the Confidential Material and of the terms of this Section 6.1 and agrees to keep such information confidential and (iv) any Minotaur Investor may make any disclosure of such information to any other Minotaur Investor. In any event, the Minotaur Investors will be responsible for any actions by the Representatives which are not in accordance with the provisions hereof.

     (c) If any Minotaur Investors or any of the Representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise) to disclose any Confidential Material or such person's opinion, judgment, view or recommendation concerning the Company as developed from the Confidential Material, the Minotaur Investors agree (i) to promptly notify the Company of the existence, terms and circumstances surrounding such a request,
(ii) to the extent possible, to consult with the Company on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of counsel to the relevant Minotaur Investor, the Minotaur Investors are legally compelled to disclose, and to cooperate with any action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

     (d) Each Investor hereby acknowledges that the United States securities laws prohibit, in certain circumstances, any person who has received from an issuer material, non-public information, including certain information that may be part of the Confidential Material, while such information is non-public, from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     (e) This Section 6.1 shall survive until the earlier of the fifth anniversary of this Agreement or two years following the date of termination of this Agreement.

                                  ARTICLE VII
                                 MISCELLANEOUS
                                 -------------

     7.1. Term of Agreement; Certain Provisions Regarding Termination.  Unless
          -----------------------------------------------------------
this Agreement specifically provides for earlier or later termination with respect to any particular right or obligation, this Agreement shall terminate if the Minotaur Investors shall, at any time, sell or otherwise dispose of or otherwise cease to own Company Voting Securities such that the Minotaur Investors beneficially own in the aggregate Company Voting Securities representing less than 5% of the Combined Voting Power of all Company Voting Securities (calculated in accordance with Section 3.1 and including the Shares and, to the extent the Warrant has not been exercised or has not expired, the Warrant Shares).

     7.2  Legend and Stop Transfer Order.  To assist in effectuating the
          ------------------------------
provisions of this Agreement, each of the Investors hereby consents to the placement, in connection with the transactions contemplated by the Purchase Agreement or otherwise within 10 business days after any Company Voting Securities become subject to the provisions of this Agreement, of the applicable legend specified below on all certificates representing ownership of Company Voting Securities owned of record or beneficially by any Minotaur Investors, until such shares are sold, transferred or disposed in a manner permitted hereby to a person who is not then a Minotaur

Investor. The Company agrees to remove promptly all legends and stop transfer orders with respect to the transfer of Company Voting Securities being made to a person who is not then a Minotaur Investor in compliance with the provisions of this Agreement.

     Certificates representing any Shares or Warrant Shares held by MP II, ValueVision, Mangone or Bank shall contain a legend, in substantially the following form:

          "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under such Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of such Act and such laws. The securities evidenced by this certificate are subject to the restrictions on transfer contained in the Investment Agreement dated as of April 28, 2000, and the Co-Sale and Voting Agreement dated as of April 28, 2000, in each case, to which the Company is a party, as amended, supplemented or otherwise modified from time to time, and may not be transferred except in compliance therewith."

     7.3  Remedies.
          --------

     (a) Each of the Investors and the Company acknowledge and agree that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other party (or its affiliates) without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity.

     (b) In addition to any other remedy the Company may have under this Agreement or in law or equity, if any Minotaur Investor shall acquire or transfer any Company Voting Securities in violation of this Agreement, such Company Voting Securities which are in excess of the number permitted to be owned or controlled by the Minotaur Investors or which have been transferred by a Minotaur Investor in violation of the provisions of this Agreement may not be voted by the owner thereof or any proxy therefor.

     7.4  Additional Minotaur Investor Parties. All of the liabilities and
          ------------------------------------
obligations under this Agreement of Minotaur Investors shall be several but not joint. Notwithstanding anything to the contrary in this Agreement, no natural person or entity that is not a signatory party to this Agreement shall have any liability or obligation under this Agreement, except as otherwise provided in Section 7.11 of this Agreement. Each Minotaur Investor that shall become or have the right to become the beneficial owner, within the meaning and scope of Section 3.1 hereof, of Company Voting Securities shall, promptly upon becoming such owner or holder, execute and deliver to the Company a joinder agreement, agreeing to be legally bound by this Agreement to the same extent as if it had signed this Agreement as an original signatory as a Minotaur Investor (each such Minotaur Investor, a "Minotaur Contracting Party"); provided that
                                                               --------
failure to execute such an agreement shall not excuse such member's non-compliance with any provision of this Agreement. No Minotaur Investor shall transfer securities to another Minotaur Investor unless the transferee shall agree to be bound by this Agreement in the manner specified above in this
Section 7.4.

     7.5  Notices. All notices, and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile, to the appropriate address or facsimile number set forth below (or at such other address or facsimile number for a party as shall be specified by like notice):

               if to any Investor, at their respective addresses set forth on the signature pages hereto.

               with an additional copy to:

               Altheimer & Gray
               10 South Wacker Drive, Suite 4000
               Chicago, IL  60606
               Attention: Michael Altman, Esq.
               Fax: (312) 715-4800

               if to the Company:

               Transmedia Network Inc.
               11900 Biscayne Boulevard
               Miami, Florida  33181
               Attention: Chief Executive Officer
               Fax: (305) 892-3342

               with a copy to:

               Morgan, Lewis & Bockius LLP
               101 Park Avenue
               New York, New York  10178
               Attention: Stephen P. Farrell, Esq.
               Fax:  (212) 309-6273

     7.6  Severability. If any term, provision, covenant or restriction of this
          ------------
Agreement is
held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto agree that they will use their best efforts at all times to support and defend this Agreement.

     7.7  Amendments. This Agreement may be amended only by an agreement in
          ----------
writing signed by each of the parties hereto; provided, however, that any
                                              --------  -------
amendment executed by the Company must prior thereto be approved by a majority of the Disinterested Directors then in office.

     7.8  Governing Law. This Agreement shall be governed and controlled as to
          -------------
validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

     7.9  Descriptive Headings. Descriptive headings are for convenience only
          --------------------
and shall not control or affect the meaning or construction of any provision of this Agreement.

     7.10 Counterparts; Facsimile Signatures. This Agreement shall become
          ----------------------------------
binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which taken together shall be one and the same agreement. A facsimile copy of a signature of a party to this Agreement or any such counterpart shall be fully effective as if an original signature.

     7.11 Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of and be enforceable by the successors and assigns of the parties hereto.

     7.12 Assignments. Except to the extent provided in Section 5.8 herein, this
          -----------
Agreement may not be assigned without the prior written consent of each party hereto, and any attempt to effect an assignment hereof without such consent shall be void.

     IN WITNESS WHEREOF, each of the Investors and the Company have executed this Investment Agreement as of the date first above written.


                                   INVESTORS:

                                   MINOTAUR PARTNERS II, L.P.
                                   By:  Minotaur Partners II, L.L.C.
                                   Its: General Partner

                                   By:  Minotaur Partners II, Inc.
                                   Its: Manager


                                   /s/ Edward G. Finnegan, Jr.
                                   -----------------------------------------
                                   By: Edward G. Finnegan, Jr.
                                   Its: Principal
                                   Address: 150 South Wacker Drive
                                            --------------------------------
                                            Suite 470
                                   -----------------------------------------
                                            Chicago, Illinois  60606
                                   -----------------------------------------



                                   VALUEVISION INTERNATIONAL INC.


                                   /s/ Richard Barnes
                                   -----------------------------------------
                                   By: Richard Barnes
                                   Its: Senior Vice President and
                                        Chief Financial Officer
                                   Address: 6740 Shady Oak Road
                                            --------------------------------
                                            Eden Prairie, Minnesota  55344
                                   -----------------------------------------


                                   /s/ Dominic Mangone
                                   -----------------------------------------
                                   DOMINIC MANGONE
                                   Address: 6N 271 James Court
                                            --------------------------------
                                            Medinah, Illinois  60157
                                   -----------------------------------------

                                   /s/ Raymond Bank
                                   -----------------------------------------
                                   RAYMOND BANK
                                   Address: P.O. Box 106
                                            --------------------------------
                                            Butler, Maryland 21023
                                   -----------------------------------------

                                   COMPANY:

                                   TRANSMEDIA NETWORK INC.


                                   /s/ Gene M. Henderson
                                   ----------------------------------------
                                   By: Gene M. Henderson, President and
                                       Chief Executive Officer

                                                                       Exhibit A
                                                                       ---------


CONFIDENTIAL
------------

                                    [DATE]


[Addressee]

Dear _______________:

     We are furnishing to you and certain business affiliates of yours certain financial, operational and other information concerning Transmedia Network Inc. (the "Company") and its business for the purpose of enabling you and your affiliates to evaluate a potential transaction involving the Company. All such information and any other information that we or the Company or our or its representatives or agents furnishes to you and your affiliates whether furnished before, on or after the date of this Agreement, together with all analyses, compilations, studies or other documents or records prepared by you and your affiliates or on your or their behalf which contain or reflect or are generated from information supplied by us or the Company or our or its representatives or agents is herein collectively referred to as "Evaluation Material." The term "Evaluation Material" does not include, however, information which (i) is or becomes generally available to the public other than as a result of a disclosure by you or your representatives (as hereinafter defined) in violation of this Agreement, (ii) was available to you on a nonconfidential basis from a source other than us or the Company and our or its representatives or agents prior to its receipt in accordance with this Agreement or (iii) becomes available to you and your affiliates on a nonconfidential basis from a source other than us or the Company and our or its representatives or agents; provided that the source, referred to in clauses (ii) and (iii), is not known by you or your affiliates to be prohibited from transmitting the information to you and your affiliates by a contractual, legal or fiduciary obligation.

     You agree to keep a record of the Evaluation Material furnished to you and your affiliates and of the location of such information. If you elect not to proceed to discussions or negotiations about a potential transaction or, in the alternative, at the termination of any such discussions or negotiations, you and they will immediately return to us and the Company any and all Evaluation Material in your possession or in the possession of your affiliates (other than any analyses, compilations, studies or other documents or records prepared by you and your affiliates or on your and their behalf, which may be retained by you and them subject to the terms hereof).


     You agree that the Evaluation Material furnished to you and your affiliates will be held by you in the strictest confidence, will not be disclosed to any person who is not one of your representatives (as defined below) and will be used solely for the purpose of evaluating a potential transaction involving the Company and you and your affiliates. You further agree that the Evaluation Material will not be used for any other purpose, including use in any way which is to the competitive disadvantage or is otherwise detrimental to the Company, as determined in the sole judgment of the Company's management. Notwithstanding the foregoing, you and your affiliates may disclose Evaluation Material to those of your employees, accountants, attorneys and bankers (collectively referred to as your "representatives"), who are actively involved in and have a need to know the same for the purpose of, assisting you and them in evaluating a potential transaction involving the Company. You agree to be responsible for any violation of the terms hereof by your affiliates and your and their representatives.

     In the event that you or your affiliates are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Evaluation Material or other confidential information about your and their discussions or negotiations with us and the Company, you agree that you will promptly notify us and the Company of such request so that we and the Company, if it deems it appropriate, may seek a protective order and/or waive compliance by you with the provisions of this Agreement. If, in the absence of a protective order or an appropriate waiver, you or they are nonetheless, in the opinion of your or their counsel, compelled to disclose any Evaluation Material to any tribunal or else stand liable for contempt or suffer other significant censure or penalty, you and they may disclose such Evaluation Material to such tribunal without liability hereunder except to the extent of previous or subsequent disclosure by you or your affiliates which is not permitted under this Agreement.

     You understand that neither the Company nor any of its officers, directors, employees, agents or representatives nor we make any representation or warranty as to the accuracy or completeness of the Evaluation Material, and that neither the Company nor any of them nor we shall have any liability to you or your affiliates resulting from the use of the Evaluation Material by you or your affiliates.

     Furthermore, without the prior written consent of the Company, you and your affiliates will not (i) for purposes of conducting any investigation of, or due diligence with respect to, the Company, contact any person known to you and your affiliates to be a franchisee, customer or employee of the Company or any of the Company's participating merchants, (ii) for a period of two years from the date hereof, solicit the services of or hire or attempt to hire, any person currently employed by the Company or who may be employed by the Company during such two year period or (iii) for a period of two years from the date hereof, for any purpose competitive with the Company, solicit, negotiate with or enter into any agreement or understanding with any franchisee or customer of the Company or any of the Company's participating merchants whose name was provided to you by the Company.

     You and your affiliates also agree that for a period of three years from the date of this Agreement, you and they will not, and you will ensure that your affiliates and any person acting on behalf of or in concert with you or any of your affiliates shall not, without the prior written consent of the Company or its Board of Directors:

     (i) acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, more than 1/2 of 1% of the voting securities or direct or indirect rights to acquire more than 1/2 of 1% of the voting securities of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor controlling person;

     (ii) make, or in any way participate, directly or indirectly, in, any "solicitation" for "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

     (iii) submit a proposal for, or offer (with or without conditions) of any extraordinary transaction involving the Company or its securities or assets; or

     (iv)  form, join or in any way participate in a "group" as defined in
           Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing.

     You will promptly advise the Company of any inquiry or proposal made to you or your affiliates with respect to any of the foregoing.

     You understand that we have not made any public announcement of the fact that we are soliciting any proposals with respect to a potential transaction and, accordingly, you agree that you and your affiliates will not disclose and will direct your and their representatives not to disclose to any person, the fact that you and your affiliates are considering or evaluating a possible transaction involving the Company or any fact concerning your discussions or negotiations with us or the Company or any of our or its representatives or agents, including the status thereof. Without your prior consent, we will not make any public announcement which specifically identifies you or any of your affiliates with respect to any transaction or potential transaction involving you.

     You agree to indemnify and hold us and the Company, and our and its directors, officers, employees, agents and representatives harmless from or against any actual losses, claims, damages or liabilities arising out of the breach of this Agreement by you or your affiliates and will reimburse us and the Company and our and its directors, officers, employees, agents and representatives for all expenses (including reasonable counsel fees) incurred in connection therewith. The obligations set forth in this paragraph shall survive the termination of this Agreement.

     You acknowledge and agree that we and the Company would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms or were otherwise breached. Accordingly, you agree that we and the Company shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which we or the Company may be entitled at law or in equity. It is further understood and agreed that no failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     You and your affiliates agree and consent to personal jurisdiction in any action brought in any court, federal or state, within the State of Florida, in connection with any matter arising under this Agreement. You, they, we and the Company agree that service of process in any action brought in any such court may be made by the mailing of service of process to the respective address of the other party.

     Please acknowledge your agreement to the foregoing by countersigning this letter in the place provided below and returning it to us.

                                    Very truly yours,

                                    [MINOTAUR ENTITY]


                                    By: _________________________



Accepted and Agreed to:



__________________________
Name: